INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment
No. 1 to Registration Statement No. 333-70656 on Form S-8 of Applebee's
International, Inc. of our report dated March 4, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle in the year ended December 29, 2002), appearing in the
Annual Report on Form 10-K of Applebee's International, Inc. for the year ended
December 28, 2003.

/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri
March 8, 2004